Exhibit 4
                                            4(e) (Atria, Kapson, ARV Lines)

                       PLEDGE AND SECURITY AGREEMENT

                           (MEMBERSHIP INTERESTS)


     THIS PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT") dated as of July 11, 2002 is by and between CTMPII FC LF (MS), a Cayman Islands exempted company ("SECURED PARTY"), having an address at c/o Capital Trust, 410 Park Avenue, 14th Floor, New York, N.Y. 10022, and LF STRATEGIC REALTY INVESTORS II L.P., a Delaware limited partnership ("LFSRI"), having an address at 30 Rockefeller Plaza, New York, N.Y. 10020, LFSRI II ALTERNATIVE PARTNERSHIP L.P., a Delaware limited partnership ("LFAP"), having an address at 30 Rockefeller Plaza, New York, N.Y. 10020, LFSRI II-CADIM ALTERNATIVE PARTNERSHIP L.P., a Delaware limited partnership ("CADIM" and, together with LFSRI and LFAP, "PLEDGOR"), having an address at 30 Rockefeller Plaza, New York, N.Y. 10020, PROMETHEUS ASSISTED LIVING LLC, a Delaware limited liability company ("PROMETHEUS ASSISTED"), LFSRI II ASSISTED LIVING LLC, a Delaware limited liability company ("LFSRI ASSISTED") and PROMETHEUS SENIOR QUARTERS LLC, a Delaware limited liability company ("PROMETHEUS SQ," together with Prometheus Assisted and LFSRI Assisted, collectively, "COMPANY"), each having an address at 30 Rockefeller Plaza, New York, N.Y. 10020.

                           PRELIMINARY STATEMENT

     A. Secured Party has agreed to make a loan to LFSRI II SPV REIT CORP., a Delaware corporation ("LFSRI II BORROWER") and SENIOR QUARTERS FUNDING CORP., a Delaware corporation ("SENIOR QUARTERS BORROWER," Senior Quarters Borrower collectively with LFSRI II Borrower, the "BORROWER"), in the aggregate principal sum of up to $65,000,000 (the "LOAN") in accordance with the provisions of a certain Loan Agreement (the "LOAN AGREEMENT") dated of even date herewith, which Loan shall be evidenced by, and payable, together with interest thereon, in accordance with the provisions of a certain promissory note, the "NOTE." The Note, the Loan Agreement, this Agreement and all other documents of any nature whatsoever evidencing, securing or guaranteeing the Loan in whole or in part, or otherwise executed and delivered in connection with the Loan or relating thereto, as the same may be modified or amended from time to time, are hereinafter referred to collectively as the "LOAN DOCUMENTS".

     B. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Loan Agreement.

     C. As of the date hereof Pledgor is the owner of 100% of the Equity Interests in Company which together with the right to receive dividends and other distributions on account thereof from time to time is hereinafter collectively referred to as, the "INTERESTS".

     D. Pledgor has previously entered into that certain Pledge and Security Agreement dated as of February 8, 2001 (as amended or modified from time to time, the "ORIGINAL PLEDGE AGREEMENT"), whereby Pledgor has pledged to Capital Trust, Inc., the Interests and any certificates representing the Interests, along with certain other collateral, as set forth in the Original Pledge Agreement.

     E. Secured Party was willing to make the Loan only if Pledgor and the Company agreed to execute and deliver this Agreement as additional security for the payment of all principal, interest, additional interest and other sums of any nature whatsoever which may or shall become due under the Note, the Loan Agreement and the other Loan Documents (collectively, the "DEBT") and the observance and performance by Borrower, Pledgor, the Company and the other members of the Borrower Control Group of all the terms, covenants and provisions of the Loan Documents on the part of Pledgor and the Company to be observed and performed.

     F. Pledgor and the Company will derive substantial economic benefit from the Loan and, therefore, Pledgor and the Company desire to execute this Agreement in order to satisfy the condition described in the foregoing paragraph E.

     G. Borrower has agreed to make available a portion of the proceeds from the Loan to the Pledgor.

     NOW, THEREFORE, in consideration of the foregoing and Secured Party's agreement to make the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and the Company hereby represent and warrant to and covenant and agree with Secured Party as follows:

     SECTION 1. SECURITY INTEREST. As security for the due and punctual payment in full of the Debt and for the due and punctual performance by Borrower, Pledgor, the Company and the other members of the Borrower Control Group of all of the terms, covenants and provisions of the Loan Documents (the Debt, the payment thereof and the performance of the terms, covenants and provisions of the Loan Documents being hereinafter collectively called the "Obligations"), Pledgor hereby pledges, hypothecates, assigns, and delivers to Secured Party and grants to Secured Party a security interest in and lien on all of Pledgor's right, title and interest now owned or hereafter acquired in and to the following described property (the "Collateral"):

          (a) the Interests and any certificates representing the Interests;

          (b) all cash, securities, dividends, distributions, Proceeds, and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Interests and any fees, commissions or other compensation payable to Pledgor as a member of the Company (all of the foregoing, collectively, "DISTRIBUTIONS");

          (c) all contract rights, general intangibles, rights, claims, powers, privileges, benefits and remedies arising from or in any way related to ownership of the Interests, any certificates and other instruments representing the Interests and the other Collateral described above in paragraphs 1(a) and (b), including, without limitation, all rights to vote or consent, or to receive any notice, or to inspect or review any books, records or other information;

          (d) all additions to the Collateral described in the foregoing clauses (a) through (c) including without limitation any tangible or intangible property in the Company obtained in the future by Pledgor, all substitutions therefor and all replacements thereof; and

          (e) all Proceeds of any of the foregoing.

     Notwithstanding any contrary provision contained herein as used in this Agreement, the terms "Collateral" and "Distributions" shall not include any Money properly released from the Deposit Account or other Collateral released by Secured Party pursuant to the terms of this Agreement or the Deposit Account Agreement.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor hereby represents and warrants to Secured Party as of the date hereof as follows:

          (a) No consent of any other person or entity (including, without limitation, any owner or creditor of Pledgor) which has not been obtained, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than the consent of the Senior Lender with respect to the Senior Loan, which consent of Senior Lender has been obtained contemporaneously herewith.

          (b) Pledgor is duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite power and authority under the laws of such state and under its organizational and charter documents to enter into and perform its obligations under this Agreement.

          (c) Pledgor has taken all necessary legal and other action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation and agreement of Pledgor, enforceable in accordance with its terms, subject to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights and to equitable principles.

          (d) Pledgor has not received any notice of default under any agreement or instrument to which Pledgor is a party or by which Pledgor or Pledgor's assets may be bound which default would have a material adverse effect on Pledgor's business, assets, property or financial or other condition, and Pledgor is not in default under any order, judgment, award or decree of any court, arbitrator or other governmental authority binding upon or affecting Pledgor or by which any of Pledgor's assets may be bound or affected.

          (e) Neither the execution and delivery of this Agreement nor the compliance by Pledgor with the terms and provisions hereof are events which of themselves, or with the giving of notice or the passage of time, or both, would constitute, on the part of Pledgor, a violation of or conflict with, or result in any breach of, or default under, the terms, conditions or provisions of, or require any consent, permit, approval, authorization, declaration or filing (other than filings now or hereafter made by Pledgor as required under the Securities Exchange Act of 1934, as amended, as a result hereof) which has not been made or obtained under or pursuant to, (i) any statute, law, judgment, decree, order, rule or regulation applicable to Pledgor, (ii) the organizational and charter documents of Pledgor, if any, or (iii) any other agreement or instrument to which Pledgor is a party (other than the Senior Loan had the consent of the Senior Lender not been obtained with respect hereto, such consent of Senior Lender having been so obtained contemporaneously herewith) or by which Pledgor, or Pledgor's assets, are bound, or result in the creation or imposition of any Lien on any of the assets of Pledgor, and no such condition or event of itself, or with the giving of notice or the passage of time, or both, will result in the acceleration of the due date of any obligation of Pledgor or by which any of Pledgor's assets are bound; provided, however, that the compliance by Pledgor with the terms and provisions hereof is subject to all applicable Federal and state securities laws.

          (f) Except as have been disclosed in the March 31, 2001 financial statements of Pledgor provided to Secured Party, there are no judgments presently outstanding and unsatisfied against Pledgor or any of Pledgor's assets, and neither Pledgor nor any of Pledgor's assets is a party to or the subject of any actions or suits or proceedings in equity or by any governmental authorities, and no such litigation or proceeding has been threatened against Pledgor or against any of Pledgor's assets, and no investigation in contemplation of such litigation or proceeding has begun or is pending or has been threatened.

          (g) Intentionally Deleted.

          (h) The financial statements of Pledgor and the Company furnished to Secured Party are true, correct and complete in all material respects and fairly present the financial condition of Pledgor and the Company as at the end of and for the reporting periods covered thereby. Except for the Permitted Indebtedness of Pledgor or the Company or as shown on such financial statements, no borrowings (other than the Senior Loan) have been made or indebtedness incurred by Pledgor or the Company which is outstanding and which might give rise to a lien or claim against any assets of Pledgor or Company. Except for the Permitted Indebtedness of Pledgor or Company, there are no liabilities, contingent or otherwise, or any unrealized or anticipated losses from unfavorable commitments, whether arising before or after the date of such financial statements, which are not disclosed in such financial statements.

          (i) As of the date hereof, each of Pledgor and Company, has filed or caused to be filed all United States, state, local and foreign income tax returns (if any) which are required to be filed and all United States, state, local and foreign tax returns other than income tax returns which are required to be filed and has paid or caused to be paid all taxes shown on such returns or on any assessment made against it and all other taxes, fees or other charges imposed on it by any governmental authority, agency or instrumentality which have become due and payable. No tax liens have been filed against Pledgor or Company or against any of their respective assets, and no material claims are being asserted against Pledgor or Company or any of their respective assets in respect of any taxes.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each
Company hereby represents and warrants to Secured Party, as to itself only, as of the date hereof as follows:

          (a) Company is duly organized, validly existing and in good standing under the laws of the state of its formation and has all requisite power and authority under the laws of such state and under its organizational and charter documents to enter into and perform its obligations under this Agreement.

          (b) Company has taken all necessary legal and other action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the valid and binding obligation and agreement of Company, enforceable in accordance with its terms, subject to limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights and to equitable principles.

          (c) Company has not received any notice of default under any agreement or instrument to which it is a party or by which it or its assets may be bound which default would have a material adverse effect on its business, assets, property or financial or other condition, and Company is not in default under any order, judgment, award or decree of any court, arbitrator or other governmental authority binding upon or affecting it or by which any of its assets may be bound or affected.

          (d) Neither the execution and delivery of this Agreement nor the compliance by Company with the terms and provisions hereof are events which of themselves, or with the giving of notice or the passage of time, or both, would constitute, on the part of Company, a violation of or conflict with, or result in any breach of, or default under, the terms, conditions or provisions of, or require any consent, permit, approval, authorization, declaration or filing (other than filings now or hereafter made by Pledgor as required under the Securities Exchange Act of 1934, as amended, as a result hereof) which has not been made or obtained under or pursuant to, (i) any statute, law, judgment, decree, order, rule or regulation applicable to Company, or (ii) the organizational documents of Company or (iii) any other agreement or instrument to which Company is a party (other than the Senior Loan had the consent of the Senior Lender not been obtained with respect hereto, such consent of Senior Lender having been so obtained contemporaneously herewith) or by which Company, or its assets, are bound, or result in the creation or imposition of any Lien on any of the assets of Company, and no such condition or event of itself, or with the giving of notice or the passage of time, or both, will result in the acceleration of the due date of any obligation of Company or by which any of its assets are bound; provided, however, that the compliance by Company with the terms and provisions hereof is subject to all applicable Federal and state securities laws.

          (e) There are no judgments presently outstanding and unsatisfied against Company or any of its assets, and neither Company nor any of its assets is a party to or the subject of any actions or suits or proceedings in equity or by any governmental authorities, and no such litigation or proceeding has been threatened against Company or against any of its assets, and no investigation in contemplation of such litigation or proceeding has begun or is pending or has been threatened.

          (f) Company's chief executive office is at the location identified in the first paragraph of this Agreement.

          (g) The Interests constitute 100% of the Equity Interests in the Company.

          (h) Prometheus SQ is the sole record and beneficial owner of 100% of the Equity Interests in each of Prometheus SQ Holdings Corp. ("PROMETHEUS HOLDINGS"), a Delaware corporation and Atria Holdings LLC ("ATRIA"), a Delaware limited liability company except to the extent any direct or indirect equity owners in Prometheus Holdings and Atria are deemed to be a beneficial owner of the aforementioned Equity Interests.

     SECTION 4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor hereby represents and warrants to Secured Party as of the date hereof as follows with respect to the Interests:

          (a) (i) Pledgor is the sole record and beneficial owner of the Interests (except to the extent any direct or indirect equity owners in Pledgor is deemed to be a beneficial owner of the Interests), free and clear of all Liens (other than as created hereunder, under the Original Pledge Agreement and under the Senior Loan Agreement); Pledgor has legal title to the Interests and good right and lawful authority to grant a security interest and lien in the same in the manner hereby done or contemplated, after giving effect to the consent of the Senior Lender, such consent having been given contemporaneously herewith. (ii) The execution and delivery of this Agreement by Pledgor and Company is not restricted in any way by (x) any agreement or instrument to which Pledgor is a party relative to Pledgor's Equity Interests in Prometheus Assisted and LFSRI Assisted, except for such restrictions as have been waived by proper steps taken in compliance with such restrictions, (y) any agreement or instrument relative to Pledgor's Equity Interests in Prometheus SQ, except for the agreements and instruments set forth on Exhibit A hereto and such restrictions as have been waived, by proper steps taken in compliance with such restrictions or (z) any applicable law governing Company. (iii) The transferability of the Interests, with respect to either the grant of a security interest and lien in the Collateral to Secured Party, or any foreclosure sale of the Collateral by Secured Party (where Secured Party or its affiliates purchases the Collateral) is not restricted in any way by (x) any agreement or instrument to which Pledgor is a party relative to Pledgor's Equity Interests in Prometheus Assisted and LFSRI Assisted (other than the Senior Loan Documents) and except for such restrictions as have been waived, by proper steps taken in compliance with such restrictions, (y) any agreement or instrument relative to Pledgor's Equity Interest in Prometheus SQ, except for the agreements and instruments set forth on Exhibit A and except for such restrictions as have been waived, by proper steps taken in compliance with such restrictions, or (z) any law governing the Company (other than applicable Federal and state securities laws). (iv) The Interests are not subject to any option or similar arrangement; and no consent or approval of any governmental body or regulatory authority, or of any securities exchange, is necessary to the validity of the rights created hereunder; and all action has been taken by Pledgor to create and perfect, in favor of Secured Party, a security interest and lien in the Interests, and Secured Party has acquired a second priority perfected security interest and lien therein, subject and subordinate only to the security interest and lien in the Interest in favor of the Senior Lender under the Senior Loan Documents.

          (b) Except as set forth in the Senior Loan Documents, there are no outstanding or authorized options, warrants, rights, contracts, rights to subscribe, conversion rights or other agreements or commitments (collectively, "ADVERSE RIGHTS") to which Company or Pledgor is a party providing for the issuance or acquisition of any Equity Interests in Company.

          (c) As to all Collateral acquired by Pledgor on and after the date hereof, Pledgor shall be the legal and equitable owner of such Collateral free and clear of all Liens (other than those created hereunder and under the Original Pledge Agreement); each membership interest or other security comprising such Collateral will have been duly authorized, validly issued and be fully paid and non-assessable; after giving effect to the consent of the Senior Lender (such consent having been given contemporaneously herewith), Pledgor will have legal title to such Collateral and good and lawful authority to pledge, assign and deliver such Collateral in the manner hereby contemplated; and no consent or approval of any governmental body or regulatory authority, or of any securities exchange, is or will be necessary to the validity of the rights created hereunder.

          (d) Pledgor shall not, nor shall it cause, authorize or suffer Company to, take any action, or fail to take any action, in contravention of the terms, conditions and provisions of the Note, the Loan Agreement, this Agreement or any of the other Loan Documents.

          (e) None of the ownership interests comprising the Collateral are dealt in or traded on securities exchanges or in securities markets, and none by its terms expressly provides that it is a security governed by Article 8 of the UCC or that it is an investment company security, and none is held in a securities account (as defined in Section 8-501 of the UCC.)

     SECTION 5. COVENANTS.

          (a) Entity Status. Pledgor will and will cause the Company to continue to comply with the provisions of all of their respective organizational and governing documents, and the laws of the state or other jurisdiction in which each such Entity was formed relating to each such Entity. All customary formalities regarding the Entity existence of Pledgor and the Company will continue to be observed.

          (b) Existence. Pledgor shall not and shall not suffer the Company to (i) take any actions in violation of its organizational or governing documents or (ii) amend, modify, waive or terminate its organizational or governing documents.

          (c) Other Actions. Pledgor shall not and shall not suffer Company to:

               (1) Liens on the Collateral. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Collateral except Liens in favor of Secured Party or Senior Lender under the Senior Loan Documents.

               (2) Certain Restrictions. Enter into any agreement which expressly restricts the ability of Pledgor or the Company to enter into amendments, modifications or waivers of any of the Loan Documents.

               (3) Issuance of Equity Interests. Issue or allow to be created any shareholder, partnership, trust or membership interests, as applicable, or other Equity Interests in the Company.

          (d) Additional Covenant. Except as may be required under the Senior Loan Documents, Pledgor shall not cause or suffer the Company to, and the Company shall not, issue any Equity Interests or debt instruments having rights which may be senior or prior to the rights of Pledgor to receive Distributions from Company or which could otherwise adversely affect the rights of the Interests.

          (e) Reduction of Distributions. Subject to fiduciary obligations, Pledgor shall not, directly or indirectly, without the prior written consent of Secured Party, vote to amend the organizational documents of Company to reduce the stated return to Pledgor thereunder or change the formula for calculating cash from operations available therefor.

          (f) Payment of Distributions. Pledgor shall cause Company to, and Company shall, pay any and all of its available cash less Cost Exclusions as a distribution directly to Pledgor subject to the terms of the Senior Loan Deposit Account Agreement.

     SECTION 6. DELIVERY OF COLLATERAL; VOTING RIGHTS; DISTRIBUTIONS; SUBSTITUTION OF COLLATERAL.

          (a) Any and all certificates representing the Collateral (including without limitation additional or substitute certificates or instruments representing Distributions or other Collateral that hereafter may be issued) shall be delivered to the Secured Party in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form satisfactory to Secured Party; it being agreed and understood that the delivery of the Collateral (or any certificates or instruments representing the Collateral or Distributions) pursuant to the Original Pledge Agreement shall satisfy Pledgor's delivery obligations under this Section 6(a).

          (b) So long as there shall not have occurred and be continuing an Event of Default (hereinafter defined), Pledgor shall be entitled to exercise any and all voting rights and powers relating or pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms and provisions of the Note the Loan Agreement, this Agreement and the other Loan Documents or otherwise in contravention of any of the terms, covenants and provisions of the Note the Loan Agreement, this Agreement or any of the other Loan Documents.

          (c) Except as and to the extent provided herein and in the Loan Documents until the Indebtedness is paid in full, Pledgor shall not receive or be entitled to retain Distributions, if any, paid on the Collateral. To the extent Pledgor receives any Distributions prohibited hereunder, Pledgor shall receive same in trust for the benefit of Secured Party and shall immediately deliver same to Secured Party or its designated agent (accompanied by proper instruments of assignment or stock powers executed by Pledgor in accordance with Secured Party's instructions) to be held subject to the terms, provisions and conditions of this Agreement, the Loan Agreement and the Amended and Restated Deposit Account Agreement.

          (d) Upon the occurrence of an Event of Default and so long as said Event of Default shall continue, at the option of Secured Party,
     (i) all rights of Pledgor to exercise the voting and consensual rights and powers which Pledgor is entitled to exercise pursuant to the foregoing subparagraph (b) shall cease, and all such rights shall thereupon and without any further action or notice become vested in Secured Party who shall have the sole and exclusive right and authority to exercise (or refrain from exercising) such voting and consensual rights and powers in its sole discretion, and (ii) Secured Party shall receive and be entitled to retain any and all Distributions until the Indebtedness is satisfied. THIS ASSIGNMENT OF VOTING RIGHTS IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE BY DISSOLUTION OR OTHERWISE. The exercise of any of the rights and remedies of Secured Party under this paragraph shall not be or be deemed to be a disposition of Collateral under Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (the "UCC") or an acceptance or a retention or a proposal to accept or retain all or any part of the Collateral in satisfaction of all or any of the Obligations. Any and all Distributions received by Secured Party pursuant to the provisions of this paragraph shall be retained by Secured Party as part of the Collateral and applied in accordance with the provisions of Section 11 of this Agreement.

          (e) No substitution of Collateral shall be permitted without the prior written consent of Secured Party.

     SECTION 7. COSTS AND EXPENSES. The Company and Pledgor shall pay all costs, fees, expenses and charges incurred by Secured Party in connection with the administration and enforcement of this Agreement and the security interest granted hereunder (including, without limitation, all attorneys' fees and costs). In addition, the Company and Pledgor agree to pay, and to save Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement or the transactions contemplated hereby. The obligations of the Company and Pledgor pursuant to this paragraph shall survive any termination of this Agreement.

     SECTION 8. EVENT OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (an "EVENT OF A DEFAULT") hereunder:

          (a) If any representation or warranty of Pledgor or the Company made in this Agreement, or in any certificate, report, financial statement or other instrument furnished in connection with this Agreement shall prove false or misleading in any material respect the effect of which shall cause or result in a Material Adverse condition with respect to the Pledgor or the Company;

          (b) If Pledgor or Company shall make a general assignment for the benefit of creditors;

          (c) If a court of competent jurisdiction enters a decree or order for relief with respect to Pledgor or Company under Title 11 of the United States Code as now constituted or hereafter amended or under any other applicable Federal or state bankruptcy, insolvency or other similar law, rule or regulation, or if such court enters a decree or order appointing a receiver, liquidator, assignee, trustee, custodian, examiner, magistrate, arbitrator, sequestrator (or similar official) of Pledgor or Company or of any substantial part of their respective properties, or if such court decrees or orders the winding up or liquidation of the affairs of Pledgor or Company;

          (d) If Pledgor or Company files a petition for relief or answer or consent seeking relief under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy, insolvency or other similar law, rule or regulation, or if Pledgor or Company fails to vigorously and diligently oppose or otherwise consents to or acquiesces in the commencement or prosecution of an involuntary case under Title 11 of the United States Code as now constituted or hereafter amended, or under any other applicable Federal or state bankruptcy, insolvency or similar law, rule or regulation, or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, examiner magistrate, arbitrator, sequestrator (or other similar official) of Pledgor or Company or of any substantial part of their respective properties, or if Pledgor or Company fails generally to pay its debts as such debts become due, or if Pledgor or Company takes any action in furtherance of any action described in this subparagraph;

          (e) If any Affiliate of Pledgor or Company shall commence any legal action seeking to cause Pledgor or Company or any Affiliate of Pledgor or Company to take any of the actions described in subparagraphs (b), (c) or (d) above with respect to Pledgor or Company;

          (f) If Pledgor or Company shall be in default of any other provision provided herein and such default shall continue for a period of thirty (30) days after notice from Secured Party; or

          (g) If an "Event of Default" (as such term is defined in the Loan Agreement) occurs.

     SECTION 9. REMEDIES UPON DEFAULT. Upon the occurrence and during the continuation of an Event of Default, Secured Party may, in addition to any other rights or remedies which Secured Party may have, immediately and without demand exercise with respect to the Collateral any and all rights and remedies granted to a secured party under the UCC. Notwithstanding anything to the contrary contained herein, Secured Party's rights related to the enforcement of remedies under this Agreement shall be subject and subordinate to the rights of Senior Lender under the Senior Loan Documents.

     SECTION 10. SALE OF COLLATERAL.

          (a) Sale of the Collateral may be made at any public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, as Secured Party shall deem appropriate. Secured Party shall be authorized at any such sale, in its sole discretion, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral then being sold for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the extent permitted by law, all right of redemption, stay or appraisal which Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. To the extent that notice of sale shall be required to be given by law, Secured Party shall give Pledgor ten (10) days' notice in the manner herein specified of Secured Party's intention to make any such public or private sale or sale at any broker's board or on any such securities exchange. Such notice, in case of public sale, shall state the time and place fixed for such sale, and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. In case of private sale, such notice shall state the time after which the Collateral will be sold. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Collateral, or any portion thereof, may be sold as Secured Party may in its sole discretion determine. To the extent permitted by law, Secured Party may bid, which bid may be in whole or in part, in the form of cancellation of indebtedness, for and purchase for the account of Secured Party or its nominee the whole or any part of the Collateral. Secured Party shall not be obligated to make any sale of the Collateral if Secured Party shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. Secured Party may, without notice of publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sales price is paid by the purchaser or purchasers thereof, but Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction. Pledgor agrees, to the extent permitted by law, that any sale or other disposition of any of the Collateral in accordance with the foregoing procedures shall be deemed to be commercially reasonable under the UCC and otherwise proper.

          (b) In connection with any disposition of the Collateral, if Secured Party elects to obtain the advice of any one or more independent nationally known investment banking firms which are member firms of the New York Stock Exchange (or other nationally recognized exchange), with respect to the method or manner of sale or disposition of any of the Collateral, the best price reasonably obtainable therefor and any other details concerning such sale or disposition, Pledgor agrees, to the extent permitted by law, that any sale or other disposition of any of the Collateral in reliance on such advice shall be deemed to be commercially reasonable under the UCC and otherwise proper.

          (c) Pledgor understands that compliance with federal or state securities laws may very strictly limit the course of conduct of Secured Party if Secured Party were to attempt to dispose of all or any part of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral may dispose of the same. Pledgor agrees that in any sale of any of the Collateral, Secured Party is hereby authorized to comply with any such limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable or accountable to Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     SECTION 11. APPLICATION OF MONIES. All monies (including, without limitation, Distributions) received or collected by Secured Party pursuant to this Agreement shall be held as Collateral by Secured Party and after the occurrence of an Event of Default shall be applied by Secured Party first, to the payment of all costs incurred in the collection of such monies (including attorneys' fees and expenses) and second, to the payment of the Indebtedness in such order and priority as Secured Party may in its sole discretion determine. The balance, if any, of such monies remaining after payment in full of such costs and the Obligations shall be remitted to Pledgor or as otherwise directed by a court of competent jurisdiction.

     SECTION 12. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints Secured Party, effective upon an Event of Default and during the continuation thereof, as the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, upon an Event of Default and during the continuation thereof, Secured Party shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor or Company representing any Distribution or any part of any thereof and to give full discharge for the same.

     SECTION 13. NO WAIVER. No failure or delay on the part of Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder nor shall Secured Party's waiver of any right or remedy against Pledgor release or relieve Pledgor from its obligations hereunder. No modification or waiver of any provision of this Agreement nor consent to any departure by Pledgor therefrom shall be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall, of itself, entitle Pledgor to any other or further notice or demand in similar or other circumstances. If any notice is required by law to be given to Pledgor or Company by Secured Party, five
(5) days' notice given by registered mail, return receipt requested, and addressed to such party at the address set forth herein shall be deemed for all purposes to be reasonable notice.

     SECTION 14. DURATION OF SECURED PARTY'S RIGHTS AND TERMINATION. Until the Indebtedness shall have been paid in full, all rights, powers and remedies granted to Secured Party under this Agreement shall continue to exist and may be exercised by Secured Party at any time and from time to time. Upon payment in full of the Indebtedness, Secured Party shall reassign and redeliver, without recourse or warranty and at the expense of Pledgor, or cause to be so reassigned and redelivered, to Pledgor or to such person or persons as Pledgor shall designate, against receipt, such of the Collateral, if any, as shall not have been sold or otherwise applied by Secured Party pursuant to the terms hereof and still be held by Secured Party hereunder, together with appropriate instruments of reassignment and release.

     SECTION 15. AGREEMENTS OF PLEDGOR. Until the Indebtedness is paid and performed in full, Pledgor covenants and agrees with Secured Party as follows:

          (a) Pledgor shall furnish or cause to be furnished to Secured Party from time to time, at the request of Secured Party, such information concerning Pledgor or the Company as Secured Party may reasonably request;

          (b) Except for the Permitted Indebtedness, Pledgor shall not, as to itself, and shall not authorize or permit the Company to, make any loans to members of Pledgor or to set aside any funds for any such purpose;

          (c) Except as created hereby or by the Original Pledge Agreement and except for the Permitted Indebtedness, Pledgor shall not authorize or permit the Company to create any mortgage, pledge, title retention lien, or other Lien or incur any indebtedness (directly or as a guarantor) or any Lien with respect to any assets now owned or hereafter acquired by Company, or to take or fail to take any other action whatsoever, in contravention of Section 5 of this Agreement or otherwise inconsistent with the terms and provisions of the Note, the Loan Agreement, this Agreement or any of the other Loan Documents;

          (d) Pledgor shall not, and shall not authorize or permit the Company to, in any manner further encumber, sell, transfer or convey, or permit to be further encumbered, sold, transferred or conveyed in any manner, the Collateral other than in compliance with Section 2.6(b) of the Loan Agreement or as otherwise may be required by Senior Lender in accordance with the terms of the Senior Loan Agreement;

          (e) Pledgor shall not consent to or authorize any action by Company with respect to entering into any merger or consolidation with any corporation or other person or party, or changing the character of its business, or adding any additional members to Company; provided, that, Pledgor and the Company shall be permitted to enter into a merger or consolidation with respect to the Assisted Living Investment so long as such transaction does not reduce the value of the Interests (as determined by Secured Party), and Pledgor and the Company shall be permitted to take any actions that are reasonably necessary to effect the foregoing transaction, including but not limited to, forming a direct or indirect subsidiary of Pledgor for purposes of holding the Assisted Living Investments (or any of them).

          (f) Pledgor shall take any steps necessary to prevent Company from doing any act or thing prohibited pursuant to this Section or which would otherwise be in contravention of any representation, warranty, term, covenant or provision set forth in the Loan Agreement or any of the other Loan Documents.

     SECTION 16. LIMITATION ON DUTIES AND LIABILITIES OF SECURED PARTY; INDEMNIFICATION.

          (a) Beyond the exercise of reasonable care in the custody of any Collateral in its possession, Secured Party shall have no duty as to any Collateral or as to the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall have no duty as to any Collateral, to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords other collateral of the same type in its possession. Except for gross negligence and willful misconduct, Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of Secured Party or any agent, bailee or custodian selected by Secured Party in good faith or for taking any necessary steps to preserve rights against any parties with respect to any Collateral or for the collection of any proceeds of any Collateral or for any invalidity, lack of value or uncollectability of any of the Collateral.

          (b) The pledge and assignment of the Collateral and grant of a security interest is for collateral purposes only, and, prior to its foreclosure thereon, Secured Party shall neither by virtue of this Security Agreement, by the receipt of Distributions or Payor Proceeds, by exercise of voting rights or by the exercise of any of its rights or remedies hereunder be deemed to be a member, interest holder, partner or stockholder, as applicable, of Company or to have any liability for the debts, obligations or liabilities of Pledgor or Company or any other member, interest holder, partner or stockholder, as applicable, of Company. Without limiting the generality of the foregoing, by accepting the pledge, assignment and security interests described herein, Secured Party does not thereby assume any debts, obligations, responsibilities, covenants, agreements or liabilities of Pledgor in connection with the Collateral or of Pledgor to Company, or to any third parties dealing with Company.

          (c) Pledgor shall indemnify and hold harmless Secured Party from and against any and all liability, loss, or damage that Secured Party may suffer or incur and which arises out of or results from claims of third parties, including another stockholder, member, interest holder or partner, as applicable, based on the rights or obligations of Company or a stockholder, member, interest holder or partner, as applicable, of Company under the Company's organizational and charter documents, this Agreement, or acceptance of Distributions or the exercise of any of the rights or remedies of Secured Party hereunder; any claim of any alleged obligation, liability or duty on the part of Company to perform or discharge any of the terms, covenants, or provisions of the Company's organizational and charter documents or any liability or obligation of Company or Pledgor; together with all costs and expenses (including, without limitation, court costs and attorneys' fees and costs) paid or incurred in connection therewith; or any receipt of Distributions from Company or anyone else. Pledgor shall reimburse Secured Party upon demand for the full amount of any indemnity to which Secured Party may be entitled hereunder and the full amount of the indemnity obligation shall be considered to be an Obligation and shall be secured hereby.

          (d) Pledgor upon demand shall pay to Secured Party the amount of any and all reasonable expense, including the reasonable fees and disbursements of counsel and of any experts and agents, which Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor or Company to perform or observe any of the provisions hereof.

          (e) All costs and expenses, including reasonable attorneys' fees and costs, incurred or paid by Secured Party in exercising any right, power or remedy conferred in this Agreement, or in the enforcement thereof, shall become a part of the Debt and shall bear interest from the date incurred or paid by Secured Party at the Default Rate (as such term is defined in the Loan Agreement).

     SECTION 17. SECURITY INTEREST ABSOLUTE. All rights of Secured Party and the security interests hereunder, and all obligations secured hereby, shall be absolute and unconditional, irrespective of any lack of validity or enforceability of the other Loan Documents; any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents; any exchange, release or non-perfection of any other collateral for the Indebtedness, or any release or amendment or waiver of or consent to departure from any of the Loan Documents; or any other circumstance (other than payment and performance of the Obligations in full) that might otherwise constitute a defense available to, or a discharge of Pledgor or any other obligor under any of the Loan Documents, or any third party grantor of collateral for the Obligations or any part thereof.

     SECTION 18. NOTICE. Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be hand delivered or sent by Federal Express, or other reputable national courier service, or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given (i) when received at the following addresses if hand delivered or sent by Federal Express, or other reputable national courier service, and (ii) three (3) business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested:

                      If to Secured Party:

                     c/o Capital Trust, Inc.
                     410 Park Avenue
                     14th Floor
                     New York, N.Y.  10022
                     Attention:  Jeremy FitzGerald

                        With copies to:

                     c/o Capital Trust, Inc.
                     410 Park Avenue
                     14th Floor
                     New York, N.Y.  10022
                     Attention:  Stephen D. Plavin and Loan Administrator

                     and

                     Paul, Hastings, Janofsky & Walker LLP
                     75 East 55th Street
                     New York, N.Y.  10022
                     Attention:  Dean A. Stiffle

                     If to Pledgor or Company:

                     c/o Lazard Freres Real Estate Investors L.L.C. 30 Rockefeller Plaza
                     New York, N.Y. 10020
                     Attention:  John A. Moore

      With a copy in the case of any notice to Pledgor or Company to:

                     c/o Lazard Freres Real Estate Investors L.L.C. 30 Rockefeller Plaza
                     New York, N.Y. 10020
                     Attention:  Marjorie L. Reifenberg, Esq.

                  and

                     Fried, Frank, Harris, Shriver & Jacobson
                     One New York Plaza
                     New York, N.Y.  10004
                     Attention:  Joshua Mermelstein, Esq.

Each party may designate a change of address by notice to the other parties, given at least fifteen (15) days before such change of address is to become effective.

     SECTION 19. FURTHER ASSURANCES.

          (a) Pledgor will, at Pledgor's expense and in such manner and form as Secured Party may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action necessary or desirable, or that Secured Party may request, in order to create, preserve, perfect or validate any security interest, or to enable Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral, or better to assure and confirm unto Secured Party its rights, powers and remedies hereunder. To the extent permitted by applicable law, Pledgor hereby authorizes Secured Party to execute and file, in the name of Pledgor or otherwise, UCC financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which Secured Party in its sole discretion may deem necessary or appropriate to further perfect its rights under this Agreement. Pledgor hereby consents and agrees that the issuer of the Collateral or any registrar or transfer agent for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of Secured Party to effect any transfer pursuant to the provisions hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Pledgor or any other party to such issuer, registrar or transfer agent.

          (b) Pledgor agrees that Pledgor will not change (i) Pledgor's name, identity or organizational structure in any manner, or (ii) the location of Pledgor's principal place of business or chief executive office unless Pledgor shall have given Secured Party not less than thirty (30) days' prior written notice thereof which notice must state in bold print that the notice is being sent for the purpose of allowing the Secured Party to determine whether, or not to amend any UCC financing statements filed in connection with this Agreement.

          (c) Pledgor agrees to do and to cause the Company to do such further reasonable acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Secured Party may at any time request in connection with the administration or enforcement of this Agreement (including, without limitation, to aid Secured Party in the sale of all or any part of the Collateral) or related to the Collateral or any part thereof or in order better to assure and confirm unto Secured Party its rights, powers and remedies hereunder.

     SECTION 20. CUMULATIVE RIGHTS AND REMEDIES. All remedies afforded to Secured Party by reason of this Agreement are separate and cumulative remedies and it is agreed that no one of such remedies shall be deemed to be in exclusion of any other remedies available to Secured Party and shall not in any manner limit or prejudice any other legal or equitable remedies which Secured Party may have. The rights, powers and remedies given to Secured Party by this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statue or rule of law and all such rights, powers and remedies are cumulative and not alternative, and may be exercised and enforced successively or concurrently.

     SECTION 21. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of Pledgor, Company and Secured Party and their respective successors and assigns.

     SECTION 22. SEVERABILITY. If any term, covenant or provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

     SECTION 23. NO ORAL CHANGE. This Agreement may only be modified, amended, changed, discharged or terminated by an agreement in writing signed by the parties hereto against whom enforcement is sought.

     SECTION 24. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

     SECTION 25. HEADINGS. Section headings used herein are for convenience only and shall not affect the construction of this Agreement.

     SECTION 26. "PLEDGOR". The term "Pledgor" as used herein shall, if this Agreement is signed by more than one pledgor, mean "the pledgors and each of them" and each obligation of Pledgor herein contained shall be the joint and several undertaking of all such pledgors, except where expressly stated to the contrary in this Agreement.

     SECTION 27. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts together shall constitute but one and the same agreement.

     SECTION 28. CONSENT BY COMPANY. Company is executing this Agreement for the purposes of making the representations and warranties contained in
Section 3, evidencing its agreement to the provisions of this Agreement applicable to it, and consenting to the other provisions hereof and to the exercise by Secured Party of its remedies provided herein.

                        - SIGNATURES ON NEXT PAGE -

        IN WITNESS WHEREOF, Secured Party, Pledgor and Company have duly executed this Agreement the date first above written.

SECURED PARTY:         CTMPII FC LF (MS)
                         By:
                            ---------------------------------
                            Name:
                            Title:

PLEDGOR:               LF STRATEGIC REALTY INVESTORS II L.P.,
                       LFSRI II ALTERNATIVE PARTNERSHIP L.P.,
                       and LFSRI II-CADIM ALTERNATIVE
                       PARTNERSHIP L.P., all Delaware limited partnerships

                          By: Lazard Freres Real Estate Investors L.L.C., a New York limited liability company,
                                Their general partner

                          By:
                             ---------------------------------
                             Name: John A. Moore
                             Title: Managing Principal and Chief
                                    Financial Officer


PROMETHEUS ASSISTED:   PROMETHEUS ASSISTED LIVING LLC

                          By:   LF Strategic Realty
                                Investors II L.P., Its managing member

                          By:   Lazard Freres Real Estate
                                Investors L.L.C., their General
                                Partner

                          By:
                             ---------------------------------
                             Name:  John A. Moore
                             Title:   Managing Principal and Chief
                                            Financial Officer

LFSRI ASSISTED:        LFSRI II ASSISTED LIVING LLC,

                          By: LF Strategic Realty
                              Investors II L.P.,
                              Its Managing Member

                          By: Lazard Freres Real Estate Investors
                              L.L.C.,
                              Its General Partner

                          By:
                             ---------------------------------
                             Name:  John A. Moore
                             Title:   Managing Principal and Chief
                                           Financial Officer



PROMETHEUS SQ:         PROMETHEUS SENIOR QUARTERS LLC
                       By:      LF Strategic Realty Investors II L.P.,
                                Its Managing Member
                       By:      Lazard Freres Real Estate Investors L.L.C.,
                                Its General Partner
                                By:
                                   ---------------------------------
                             Name:  John A. Moore
                             Title:    Managing Principal and Chief Financial
                                       Officer

                                 EXHIBIT A

     1. Second Amended and Restated Credit Agreement dated as of October 11, 2001 among Atria, Inc., as Borrower, LF Strategic Realty Investors II L.P., LFSRI II - CADIM Alternative Partnership L.P., LFSRI II Alternative Partnership L.P., Hillhaven Properties, Ltd., Atria Stony Brook, LLC, Atrium at Weston Court, LLC, Atria Springdale, LLC, Kapson Tinton Falls Corp. and Kapson Senior Quarters Corp., as Guarantors, and Bankers Trust Company, as Lender and Agent and the Loan Documents, as defined therein;

     2. Additional Guaranty dated as of March 29, 2000 among Prometheus Senior Quarters LLC, Prometheus SQ Holdings Corp., Prometheus SQ Interim Corp., Atria, Inc., Kapson Senior Quarters Corp., Kapson Kew Gardens Corp., Kapson Riverdale Corp. and Fleet Bank, National Association and the Loan Documents set forth on Schedule A thereto, as reaffirmed pursuant to that certain Reaffirmation of Additional Guaranty;

     3. Shareholders and Registration Rights Agreement dated as of September 15, 1998 among Atria Communities, Inc., Kapson Senior Quarters Corp., Vencor, Inc., Vencor Holdings, LLC and the Management Shareholders listed on Schedule I thereto;

     4. Loan Agreement dated as of July 11, 2002 between Salomon Brothers Realty Corp., LaSalle Bank National Association, A2000 Senior LLC, A98 Senior LLC and K98 Senior LLC, and certain other parties;

     5. Senior Loan Documents; and

     6. Certain other agreements relating to indebtedness of Atria, Inc., Kapson Senior Quarters Corp. and/or their subsidiaries which is secured by real property or Equity Interests of subsidiaries of Atria, Inc. and/or Kapson Senior Quarters Corp. which may contain change of control or similar provisions (including, without limitation, requirements that the Fund directly or indirectly have a certain amount of capital invested in Atria, Inc., Kapson Senior Quarters Corp. and/or their subsidiaries).